UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 1, 2012

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report:N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective May 1, 2012, David C. Novak will no longer serve as President of Yum! Brands, Inc. (the “Company”), and Richard T. Carucci will no longer serve as Chief Financial Officer of the Company. Mr. Novak will continue to serve as Chairman and Chief Executive Officer of the Company and, as further described below, Mr. Carucci has been appointed to another position with the Company.

(c) Effective May 1, 2012, the Company appointed Mr. Carucci as its President. Mr. Carucci, 54, previously served as the Company's Chief Financial Officer since 2005. Mr. Carucci does not have an employment agreement with the Company.

Effective May 1, 2012, the Company also appointed Patrick Grismer as its Chief Financial Officer. Mr. Grismer, 50, previously served as Chief Planning and Control Officer and Senior Vice President of the Company since 2011. Prior to that, Mr. Grismer's positions with the Company and its subsidiaries included Chief Financial Officer of Yum! Restaurants International (2008-2011), Vice President of Corporate Strategy and Investor Relations for the Company (2007-2008) and Chief Financial Officer for Pizza Hut (UK) (2005-2007). Mr. Grismer does not have an employment agreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	May 2, 2012	/s/ John P. Daly
Vice President and
Associate General Counsel